                                                                Exhibit 1.(6)(d)

                                    BYLAWS
                                      OF
                     GE LIFE AND ANNUITY ASSURANCE COMPANY

                     (As Amended and Restated May 1, 2000)

                                   ARTICLE I

                                 SHAREHOLDERS
                                 ------------

1.   Annual Meeting.  A meeting of the shareholders of the Company shall be held
     --------------
     annually on such date as may from time to time be determined by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting or at such time or place within or without the Commonwealth of Virginia as shall be designated by the Board of Directors. The annual meeting shall be held within fifteen months of the last annual meeting.

2.   Notice of Annual Meeting.  Notice of the annual meeting of the
     ------------------------
     shareholders, shall be given at least ten days, but no more than sixty days before the day on which the meeting is to be held. It shall be given to each shareholder of record of the Company by written or printed notice either personally or by first class mail, except as otherwise required by statute. Publication of any such notice shall not be required. Every such notice shall state the time and place of the meeting. At any such meeting, action may be taken upon any subject which is not by statute required to be stated in the notice of the meeting. Every shareholder of the Company shall furnish to its Secretary, from time to time, the post office address to which notice of all meetings of shareholders may be mailed. If any shareholders fail to or decline to furnish a post office address to the Secretary, it shall not be necessary to give notice to any such shareholder of any meeting of the shareholders, or any other notice whatsoever. Notice of any meeting of the shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy; and if any shareholder shall in person or by attorney thereunto authorized, in writing or by telegram, waive notice of any meeting, notice thereof need not be given to him. A shareholder may waive notice by delivering a written executed document regarding that fact to the Secretary of the Company. Notice of any adjourned meeting of the shareholders shall not be required to be given if reconvened within one hundred twenty days of adjournment.

3.   Special Meetings.  Except as otherwise provided by statute, special
     ----------------
     meetings of the shareholders shall be held whenever called by the Chairperson, the President or his designee, the Board of Directors, or on the call of shareholders holding together at least twenty percent of the capital stock, such call in any case is to be in writing and addressed to the Secretary.

4.   Notice of Special Meetings.  Notice of special meetings of the shareholders
     --------------------------
     shall be given at least ten days but not more than sixty days before the day on which the meeting is to be held. Only business within the purpose or purposes described in the meeting notice pursuant to statute may be conducted.

5.   Quorum.  At any meeting of the shareholders the holders of a majority of
     ------
     all the shares of capital stock of the Company, present in person or represented by proxy, shall constitute a quorum of the shareholders for all purposes.

     If the holders of the amount of stock necessary to constitute a quorum fail to attend in person or by proxy an annual meeting or a special meeting, a majority in interest of the shareholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend in person or by proxy. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

6.   Organization.  The Chairperson, or in the absence of the Chairperson, the
     ------------
     President or his designee, shall call all meetings of the shareholders to order and act as Chairperson of such meetings. The Chairperson, or the President or his designee so presiding may yield to any person of his selection present at the meeting for such portion or portions of the meeting as he may desire. The Secretary of the Company, or, in his absence, an Assistant Secretary, shall act as such.

7.   Order of Business.  The order of business at shareholder meetings shall be
     -----------------
     as determined by the Chairperson.

8.   Voting.  At each meeting of the shareholders, every holder of stock then
     ------
     entitled to vote may vote in person or by proxy, and shall have one vote for each share of stock registered in his name.

9.   Proxies.  Every proxy must be dated and signed by the shareholder or by his
     -------
     attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless otherwise provided therein. Every proxy shall be revocable at the will of the shareholder executing it, except where an irrevocable proxy is permitted by statute.

10.  Action by Unanimous Consent. Any action taken by written consent shall be
     ---------------------------
     effective according to its terms when the requisite consent is in the possession of the Company. A shareholder may withdraw the consent only by delivering a written notice of withdrawal to the Company prior to the time that the requisite consent is in the possession of the Company. Action taken under the consent is effective as of the date specified provided the consent states the date of execution by each shareholder.

                                  ARTICLE II

                                   DIRECTORS
                                   ---------

1.   Number, Qualification, Powers and Election of Directors.  The business and
     -------------------------------------------------------
     property of the Company shall be managed by the Board of Directors, and except as otherwise expressly provided by statute or by these Bylaws, all of the powers of the Company shall be vested in said Board. The number of directors shall not be less than one. Directors need not be residents of the state of incorporation or shareholders of the Company. At each annual meeting of shareholders, the shareholders entitled to vote shall elect the directors. Each director shall hold office until the next annual shareholders meeting, or until a successor shall have been duly qualified and elected, unless otherwise provided in the Bylaws.

2.   Vacancies.  Except as otherwise provided in the Articles of Incorporation
     ---------
     or in the following paragraph, vacancies occurring in the membership of the Board of Directors or any committee thereof from whatever cause arising (including vacancies occurring by reason of the removal of directors without cause and newly created directorship resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.

3.   Removal.  Any one or more of the directors may be removed, either for or
     -------
     without cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the Company entitled to vote, present in person or by proxy, at any special meeting of the shareholders. A vacancy or vacancies occurring from such removal may be filled at a regular or special meeting of the shareholders or at a regular or special meeting of the Board of Directors. In the case of a temporary disability or absence of any officer, the Board of Directors may designate an incumbent for the time being, who during such incumbency shall have the powers of such officer.

4.   Resignations.  Any director may resign at any time by giving written notice
     ------------
     of such resignation to either the Chairman, Board of Directors, the Secretary or the President of the Company. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof unless the notice specifies a later effective date. If the resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

5.   Regular Meetings.  Regular meetings of the Board of Directors shall be held
     ----------------
     on such days, at such time and such place as the Board of Directors by resolution shall form time to time determine. Unless the Articles of Incorporation or Bylaws provide otherwise, regular meetings of the Board of Directors may be held with or without notice of the date, time, place or purpose of the meeting.

6.   Special Meetings.  Special meetings of the Board of Directors may be called
     ----------------
     by the Chairperson, the President or his designee. The Secretary shall give notice of each special meeting at least two days before the meeting, but such notice may be waived by any director. At any special meeting, any Company action may be taken, whether such business or action is stated in the notice of the meeting or not unless required by the Articles of Incorporation or these Bylaws.

7.   Manifestation of Dissent.  A director who is present at a meeting of the
     ------------------------
     Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall deliver such dissent in writing or forward such dissent by mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

8.   Quorum. A majority of the directors at any time in office shall constitute
     ------
     a quorum. Should less than a quorum be present, either in person or by telephone, at any meeting, the meeting may be adjourned from time to time by those present without notice, other than announcement at the meeting, until a quorum shall be present. Except as otherwise provided in these Bylaws, the act of a majority of the directors present, either in person or by telephone, at any meeting at which a quorum is present shall be the act of the Board of Directors. The directors shall act only as a Board and the individual directors shall have no power as such.

9.   Bonding.  The Board of Directors may require such officers, agents and
     -------
     employees as it may designate to file satisfactory bonds for the faithful performance of their duties. The Board may confer on the President of the Company the power of selecting, discharging and suspending any of the agents or employees of the Company.

10.  Action by Unanimous Consent.  Unless otherwise restricted by the Articles
     ---------------------------
     of Incorporation or statute, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings for the Board or committee. Action is effective when the last director signs the consent unless the consent specifies a different effective date. The consent must state the date of execution of each director. Any action taken by written consent shall be effective according to its terms when the requisite consent is in the possession of the Company.

11.  Compensation of Directors.  A director who is a paid employee of the
     -------------------------
     Company, or any affiliated company, shall not receive any compensation for his attendance at any meeting of the Board of Directors, or at any committee meeting. A director who is not a paid employee of the Company, or any affiliated company, shall receive such compensation for attendance as the Board of Directors may determine.

                                  ARTICLE III

                     COMMITTEES OF THE BOARD OF DIRECTORS
                     ------------------------------------

1.   The Executive Committee.  The Executive Committee shall consist of three or
     -----------------------
     more directors to be designated by the Board of Directors by a resolution passed by a majority of the whole Board of Directors, and one of whom shall be the President and Chief Executive Officer who shall be ex-officio Chairman of the Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and exercise the power of the Board of Directors in the management of the business and affairs of the Company. The Executive Committee, however, shall not have the power to declare dividends upon the capital stock of the Company or any other such action prohibited by the Virginia Stock Corporation Act,
     (S)13.1-689.

2.   Other Standing Committees.  An investment committee and other standing
     -------------------------
     committees may from time to time be created by the Board of Directors, consisting of such persons as may be designated by the Board of Directors by resolutions passed by a majority of the whole Board of Directors, and said committees shall respectively have and exercise such powers, not inconsistent with law or the Bylaws, as may from time to time be stated in the resolutions with reference thereto. The President and Chief Executive Officer may be a member of each said committee and, except in the case of the Investment Committee if there is a chairman of the Committee elected by the Board of Directors, and except when otherwise provided by the Board of Directors, shall be ex-officio Chairman thereof.

3.   Regulation of Standing Committees.  Each standing committee shall from time
     ---------------------------------
     to time determine by resolution the times and places of its regular meetings and the manner in which special meetings shall be called, and the notices, if any, to be given of meetings. The affirmative vote of a majority of the whole number of members of any standing committee shall be necessary to its taking any action. All actions of the standing committees shall be reported to the Board of Directors at its meetings next succeeding such actions, respectively.

4.   Committees of Officers or Employees.  The Board of Directors or its
     -----------------------------------
     Executive Committees acting on its behalf, by resolutions passed by a majority of the whole Board of Directors, may, from time to time as may be necessary or convenient for the conduct of the business of the Company, appoint committees of officers or employees of the Company; and each such committee shall have and exercise such powers, not inconsistent with law or the Bylaws, as may from time to time be stated in the resolution creating the committee or in a subsequent resolution with reference thereto. Each such committee, unless otherwise restricted by such resolution, may act with the concurrence of a majority of the whole number of its members without the necessity of a meeting, and shall make such reports to the Board as shall from time to time be required by the Board of Directors.

5. Meetings of any committee designated by the Board of Directors may be held at any time and at any place upon call of the President, the Chairperson of the Board or the Chairperson of any committee. Notice, which need not state the purpose of the meeting, shall be given orally, in writing or by telegraph not less than twenty-four hours prior to the time of the holding of said meeting.

6. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of the members of a committee present at a committee meeting shall be the act of the committee.

                                  ARTICLE IV

                                   OFFICERS
                                   --------

1. The officers of the Company shall be elected by the Board of Directors and shall be: a Chairperson of the Board of Directors, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, and a Treasurer and any additional officers and assistant officers of the Company as shall be determined by the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary.

2. At its annual meeting, the Board of Directors shall elect the officers of this Company and each such officer shall hold office until the next annual meeting or until a successor shall have been duly qualified and elected or until death, resignation, retirement or removal by the Board of Directors. A vacancy in any office may be filled for the unexpired portion of the term at any meeting of the Board of Directors.

3. Any director or officer may resign at any time. Such resignation shall be made in writing and delivered to and filed with the Secretary, except that a resignation of the Secretary shall be delivered to and filed with the President. A resignation so made shall be effective upon its delivery unless some other time be fixed in the resignation.

4. The Board of Directors may appoint and remove at will such agents and committees as the business of the Company shall require, each of whom shall exercise such powers and perform such duties as may from time to time be prescribed or assigned by the President, the Board of Directors or by other provisions of these Bylaws.

                                   ARTICLE V

                         POWERS AND DUTIES OF OFFICERS
                         -----------------------------

1.   The Chairperson of the Board of Directors:

     (a) the Board of Directors shall have the right and power to elect a Chairperson from among the members of the Board of Directors. If a Chairperson of the Board of Directors is elected, he shall preside at all meetings of the shareholder and of the Board of Directors in place of the President of the Company, and he may also cast his vote on all questions, except that after calling to order a meeting of the shareholders he may yield the chair to some other person present; and

     (b) the Chairperson of the Board shall have supervision of such matters as shall be assigned to him by the Board of Directors.

2.   The President:

     (a) shall be the Chief Executive Officer of the Company and shall in general supervise and control all of the business and affairs of the Company; and

     (b) shall preside at all meetings of the shareholders and shall preside at all meetings of the directors unless a Chairperson of the Board of Directors is elected, in which case he shall preside only in the absence of the Chairperson of the Board of Directors; and

     (c) shall cause to be called regular and special meetings of the shareholders and directors in accordance with the requirements of the statute and these Bylaws; and

     (d) may sign and execute all contracts in the name of the Company, all [policies], deeds, mortgages, bonds, contracts, notes, drafts, or other orders for the payment of money, or other instruments and with the Secretary or one of the Assistant Secretaries all certificates for shares of the Company; and

     (e) shall cause all books, reports, statements, and certificates to be properly kept and filed as required by statute; and

     (f) shall enforce these Bylaws and perform all the duties incident to his office and which are required by statute, and generally shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

3.   The Executive Vice President and the Senior or other Vice Presidents:

     (a) shall have and exercise such powers and discharge such duties as may from time to time be delegated to them respectively, by the President or by the Board of Directors; and

     (b) may execute all contracts in the name of the Company, and all certificates for shares of the Company, all policies, deeds, mortgages, bonds, contracts, notes, drafts, or other orders for the payment of money, or other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company, or shall be required by statute to be otherwise signed or executed; and

     (c) shall in the absence of the President or in the case of his inability to act, the Executive Vice President, or in the absence of the Executive Vice President or in the case of his inability to act, the Senior or other Vice Presidents in order of seniority shall be vested with all the powers and shall perform all the duties of said President during his absence or inability to act, or until his successor be duly qualified and elected.

4.   The Treasurer:

     (a) shall have the care and custody of and be responsible for all the funds and securities in the name of the Company in such banks, trust companies or other depositories as shall be designated by the Board of Directors; and

     (b) subject to banking resolutions adopted by the Board of Directors, shall make, sign, and endorse in the name of the Company all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the President or the Board of Directors; and

     (c) shall keep at the principal office of the Company accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the Company during business hours; and

     (d) shall render a report to the Chairperson, President and to the Board of Directors whenever requested, of the financial condition of the Company and of his transactions as Treasurer; and

     (e) shall further perform all duties incident to the office of Treasurer of the Company.

5. The Assistant Treasurer(s): shall have all of the powers and shall perform the duties of the Treasurer in case of the absence of the Treasurer or his inability to act, and have such other powers and duties as they may from time to time be assigned or directed to perform by the Treasurer.

6. The Secretary: shall have the care and custody of the Company stock books and the Company seal; attend all meetings of the shareholders, the Board of Directors and any standing committees; record all votes and the minutes of all proceedings in books kept for that purpose; execute such instruments on behalf of the Company as he may be authorized by the Board of Directors or by statute to do; countersign, attest and affix the Company seal to all certificates and instruments where such countersigning or such sealing and attestation are necessary to the true and proper execution thereof; see that proper notice is given of all meetings of the shareholders of which notice is required to be given; and have such additional powers and duties as may from time to time be assigned or directed to perform by these Bylaws, by the Board of Directors or the President.

7. The Assistant Secretary(ies): shall have all of the powers and shall perform the duties of the Secretary in case of the absence of the Secretary or his inability to act, and have such other powers and duties as they may from time to time be assigned or directed to perform.

                                  ARTICLE VI

                            CERTIFICATES FOR SHARES
                            -----------------------

1.   Form and Execution of Certificates.  Certificates of stock shall be in such
     ----------------------------------
     form as required by the Virginia Stock Corporation Act and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the Chairperson (if one be elected) or by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the company seal or a facsimile thereof. When such certificate is countersigned by a Transfer Agent or registered by a Registrar, the signatures of any such officers may be a facsimile.

2.   Transfer.  Transfer of shares shall be made only upon the books of the
     --------
     Company by the registered holder in person or by attorney, duly authorized, upon surrender of the certificate or certificates for such shares properly assigned for transfer. Transfer of fractional shares shall not be made upon the records or books of the Company, nor shall certificates for fractional shares by issued by the Company.

3.   Lost or Destroyed Certificates.  The holder of any certificate representing
     ------------------------------
     shares of stock of the Company may notify the Company of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the Company against loss or liability by reason of the issuance of such new certificates.

4.   Record Date.  For the purpose of determining shareholders entitled to
     -----------
     notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Company may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. If not otherwise fixed, the record date is the close of business on the day before the effective date of notice to shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

1.   Fiscal Year.  The fiscal year of the Company shall begin on the first day
     -----------
     of January and end at midnight on the last day of December of each year.

2.   Company Seal.  The company seal shall be circular in form and inscribed
     ------------
     with the words:

                                          "GE LIFE AND ANNUITY ASSURANCE COMPANY

     (SEAL)                                COMPANY SEAL

                                           STATE OF VIRGINIA

                                           1871"

     and which words may be changed at any time by resolution of the Board of Directors and shall be used as authorized by these Bylaws.

3.   Dividends.  The Board of Directors at any regular or special meeting may
     ---------
     declare dividends payable out of the surplus of the Company, subject to the restrictions and limitations imposed by statute whenever in the exercise of its discretion it may deem such declaration advisable. Such dividends may be paid in cash, property, or shares of the Company.

4.   Policies.   Except as may be provided by statute, all policies of insurance
     --------
     signed or countersigned by such officer, or by the printed or facsimile signature of such officer, as these Bylaws may prescribe, or the Board of Directors or the Executive Committee may empower, shall be obligatory on the Company and have the same effect as if attested by the company seal.

5.   Examination of Accounts. At the close of each fiscal year the books,
     -----------------------
     accounts and assets of the Company shall be examined by a certified public accountant, or accountants, selected by the Board of Directors, the Executive Committee, the Chairperson, the Chief Executive Officer or the President; but the Board in its discretion may dispense with such examination.

6.   Amendments.  These Bylaws may be altered or amended by the shareholders at
     ----------
     any annual or special meeting. They may also be altered or amended by the Board of Directors at any meeting by a vote of the majority of the whole Board. Any By-law adopted by the Board shall be subject to alteration, amendment or repeal at any time by the shareholders at any annual or special meeting.

                                  **********

The undersigned Secretary of the Corporation hereby certifies that these Restated Bylaws were duly adopted by the Shareholder on May 1, 2000 as the Restated Bylaws of the Company.



Dated May 1, 2000                       _________________________________
                                        Donita M. King
                                        Senior Vice President
                                        General Counsel, and Secretary